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                                                                   EXHIBIT 10.19
                                                            Option Agreement O-2


                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         Big Buck Brewery & Steakhouse, Inc. (the "Company"), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's Common Stock, to provide the Grantee with an added incentive as an employee of the Company, hereby grants to the Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares specified below, during a term ending at 5:00 p.m. (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

         1. IDENTIFYING PROVISIONS. As used in this Option, the following terms shall have the following respective meanings:

         (a)      Grantee:    GARY J. HEWETT
                              --------------
         (b)      Date of grant:   DECEMBER 28, 1998
                                   -----------------
         (c)      Number of shares optioned:     25,000
                                                 ------
         (d)      Option exercise price per share:   $3.00
                                                     -----
         (e)      Expiration date:   DECEMBER 28, 2008
                                     -----------------
         This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code.

         2. VESTING SCHEDULE AND EXPIRATION. Subject to the provisions for termination herein, this Option may be exercised immediately after the date of grant as to all optioned shares, until and including the expiration date of this Option whereupon the Option shall expire and may thereafter no longer be exercised.

         3. TERMINATION PROVISIONS. The right to exercise this Option is subject to the following additional restrictions and limitations:

                  (a) TERMINATION OF EMPLOYMENT. If the Grantee's employment by the Company is terminated for any reason other than death, the Option may not be exercised more than three months after such termination nor after the expiration date of this Option, whichever date is earlier, unless such termination is by reason of the Grantee's permanent and total disability, in which case such period of three months shall be extended to one year. In all other respects, this Option shall terminate upon such termination of employment.

                  (b) DEATH OF GRANTEE. If the Grantee shall die while this Option remains exercisable, the Grantee's legal representative or representatives or the persons entitled to do so under the Grantee's last will and testament or under applicable intestate laws shall have the right to exercise this Option, and such right shall expire and this Option shall terminate one year after the date of the Grantee's death or on the expiration date of this Option, whichever date is earlier. In all other respects, this Option shall terminate upon such death.

                  (c) CONTINUITY OF EMPLOYMENT. This Option shall not be exercisable in any part during the Grantee's lifetime unless at all times beginning with the date of grant and ending no more than three months prior to the date of exercise the Grantee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government), been in the continuous


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         employ of the Company, except that such period of three months shall be extended to one year following any termination of such employment by reason of the Grantee's permanent and total disability.

         4. RESTRICTIONS ON TRANSFERABILITY OF OPTION. This Option may not be transferred by the Grantee other than by will or the laws of descent and distribution and may be exercised during the Grantee's lifetime only by the Grantee or the Grantee's guardian or legal representative.

         5. ADJUSTMENTS AND CORPORATE REORGANIZATIONS. If the outstanding shares of stock of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Company's board of directors whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for property (including cash), rights or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this Option shall terminate unless provision be made in writing in connection with such transaction for the assumption of this Option, or the substitution for this Option of an option covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments in accordance with the provisions of this Section as to the number and kind of shares optioned and their exercise prices, in which event this Option shall continue in the manner and under the terms so provided.

         If this Option shall terminate pursuant to the next preceding paragraph, the Grantee or other person then entitled to exercise this Option shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portion of this Option.

         6. EXERCISE, PAYMENT FOR AND DELIVERY OF STOCK. This Option may be exercised by the Grantee or other person then entitled to exercise it by giving four business days' written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold on account of any federal, state or local tax imposed as a result of such exercise, the notice of exercise shall also be accompanied by a check to the order of the Company in payment of the amount thus required to be withheld.

         7. RIGHTS IN STOCK BEFORE ISSUANCE AND DELIVERY. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

         8. REQUIREMENTS OF LAW. By accepting this Option, the Grantee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.


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         No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company.

         9. NOTICES. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath the Grantee's signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

         10. RULES OF CONSTRUCTION. This Agreement has been executed and delivered by the Company in Michigan and shall be construed and enforced in accordance with the laws of said State, other than any choice of law rules calling for the application of laws of another jurisdiction. The receipt of this Option does not give the Grantee any right to continued employment by the Company for any period, nor shall the granting of this Option or the issuance of shares on exercise thereof give the Company any right to the continued services of the Grantee for any period.


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         IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

         BIG BUCK BREWERY & STEAKHOUSE, INC.



         By  /S/ WILLIAM F. ROLINSKI
             ---------------------------------------
                  William F. Rolinski
                  President and Chief Executive Officer



         /S/ GARY J. HEWETT
         --------------------------------------------
                  Gary J. Hewett